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                                                                  EXHIBIT 23.9

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Clear Channel Communications, Inc. of our report dated February 10, 1999, except as to Note 16, which is as of March 15, 1999, relating to the consolidated financial statements of AMFM Inc. (formerly Chancellor Media Corporation) and subsidiaries which is included in the Current Report on Form 8-K of Clear Channel Communications, Inc. dated November 18, 1999.


/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP
Dallas, Texas
February 17, 2000